Exhibit 99.2

PRESS RELEASE

Biofrontera Inc. Announces Closing of Initial Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Warrants

WOBURN, MA. November 2, 2021— Biofrontera Inc. (“Biofrontera” or the “Company”) (Nasdaq: BFRI; BFRIW), a biopharmaceutical company specializing in the commercialization of dermatological products, today announced the closing of its underwritten initial public offering of 3,600,000 units, each consisting of (i) one share of common stock and (ii) one warrant to purchase a share of common stock, at a public offering price per unit of $5.00. The underwriters exercised in full their option to purchase up to an additional 540,000 warrants. The warrants have an exercise price of $5.00 per share and are exercisable for a period of five years after the issuance date. The common stock and warrants are traded on the Nasdaq Capital Market under the ticker symbols “BFRI” and “BFRIW,” respectively.

The gross proceeds to Biofrontera from the offering, before deducting the underwriting discounts and commissions and offering expenses, amount to $18.0 million.

Roth Capital Partners and The Benchmark Company acted as the joint book-running managers for the offering. McGuireWoods LLP served as legal counsel to Biofrontera and Schiff Hardin LLP served as legal counsel to the underwriters.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (Registration No. 333-257722) that was previously filed with the U.S. Securities and Exchange (the “SEC”) and declared effective on October 28, 2021. This offering was made only by means of a prospectus. Copies of the prospectus can be obtained through the SEC’s website at www.sec.gov or from: Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Equity Capital Markets at (800) 678-9147 or by email at rothecm@roth.com or The Benchmark Company, LLC, Attention: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155 at 212-312-6700 or by email at prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on the fields of photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products focus on the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include: the risk that the initial public offering of common stock may not close, as well as other risks described in the section entitled “Risk Factors” in the prospectus, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

INVESTOR RELATIONS CONTACT

Biofrontera Inc.

Pamela Keck

+1 781 486 1539

us-ir@biofrontera.com

LHA Investor Relations

Tirth Patel

+1 212 201 6614

tpatel@lhai.com

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